Exhibit 10.1

                      RETAINED TRADEMARK LICENSE AGREEMENT

         This Retained Trademark License Agreement (this "Agreement") is made as of _________________, 2004 (the "Effective Date"), by and between ParkerVision, a corporation organized in the state of Florida ("Licensor"), and Thomson
Broadcast & Media Solutions, Inc., a corporation organized in Delaware ("Licensee").

                                    RECITALS

         WHEREAS, Licensor and Licensee are parties to that certain Asset Purchase Agreement, dated February 25, 2004 (the "Purchase Agreement"), pursuant to which Licensor has agreed to irrevocably transfer and assign to Licensee and Thomson Licensing, S.A., all of its right, title and interest, on a worldwide basis, in, to and under the Acquired Assets;

         WHEREAS, Licensor wishers to grant, and Licensee wishes to receive, a temporary license with respect to certain Trademarks included in the Excluded Assets for purposes of conducting the Business;

         WHEREAS, Licensor wishes to provide a temporary link on its website to a web page designated by Licensee; and

         WHEREAS, pursuant to the Purchase Agreement, Licensor has agreed to execute this Agreement at the Closing;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1.       CAPITALIZED TERMS

         1.1 Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

         1.2 For the purposes of this Agreement, "Licensed Trademarks" means the Trademarks included in the Excluded Assets that are used in or necessary to conduct the Business as conducted at any time prior to the Closing and/or as Proposed to be Conducted by Seller, including the Trademarks listed in Exhibit A.

2.       LICENSE AND HYPERLINK

         2.1 Licensed Trademarks. Licensor hereby grants to Licensee and its Affiliates a non-exclusive, royalty free, fully paid-up, transferable, worldwide right and license to use the Licensed Trademarks in connection with the operation, promotion and marketing of the Business (as it may be developed by Purchasers) during the Term. The foregoing license includes the right for Licensee and its Affiliates to use the Licensed Trademarks with inventory, supplies, advertising, promotional materials and promotional items transferred to Licensee under the Purchase Agreement and for their resellers, distributors and other marketing, sales and/or service partners to use the Licensed Trademarks in connection with the support, service, marketing, sale, resale, distribution, or other disposition of Products and Services. Use of the Licensed Trademarks hereunder shall be consistent in quality with the uses heretofore made by Licensor. Upon Licensor's request, Licensee shall provide Licensor with a reasonable sample of materials bearing the Licensed Marks. All rights and goodwill arising out of use of the Licensed Trademarks shall inure to the benefit of Licensor. Licensee will use commercially reasonable efforts to phase out use of the Licensed Trademarks under this Agreement following the Closing. Except for the license granted hereunder, Licensee and its Affiliates have not acquired any right, title or interest in or to the Licensed Marks.



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         2.2 Maintenance of Hyperlink.  During the Term, Licensor shall maintain a hyperlink, at Licensor's expense, that connects website visitors to Licensee's home page or other web page(s) designated by Licensee (the "Hyperlink"). The Hyperlink shall appear on each web page of any web site of Licensor or its Affiliates that at any time during the 12 months preceding the Effective Date contained a hyperlink to a web page or pages that contained information regarding Licensor's PVTV Products, CameraMan Products or other products marketed, sold, serviced or supported by the Video Division (including, but not
limited   to,   all   web   pages   with   an  http   address   beginning   with
www.parkervision.com) ("Licensor Product Pages") or otherwise related to the Business. Further, the Hyperlink shall be accompanied by a message prepared by Licensee (and reasonably acceptable to Seller) regarding Licensee's acquisition of the Business. Promptly following the Closing, Licensor will locate and appropriately revise any information on the web pages of Licensor that relate to the PVTV Products, CameraMan Products or other products marketed, sold, serviced or supported by the Video Division. Unless otherwise requested by Licensee and agreed by Licensor (such agreement not to be unreasonably withheld or delayed), the Hyperlink shall be located in the same location on the linking page as the original Licensor hyperlink to the Licensor Product Pages. Licensor and its Affiliates shall maintain and update the Hyperlink with the same diligence and care that it uses for other aspects of the web sites of Licensor and its Affiliates (and in no event less than reasonable care). Further, and without
limitation  of  the  foregoing,   Licensor  agrees  to  maintain  at  least  the
www.parkervision.com home page (with the Hyperlink) during the Term. The privacy policies and statements of Licensee shall be the only statements, policies and procedures governing the use, disclosure and safeguarding of any customer information gathered by Licensee. Further, Licensor agrees that it will follow its own privacy policy in connection with websites that include the Hyperlink.

         2.3 No Conflicting Rights. Licensor agrees that it (a) will not enter any contract or other arrangement, or grant any rights, that are inconsistent with the rights and licenses granted herein and (b) it will not assign any ownership interest (or exclusive license) in, to or under any Licensed Trademark or domain name unless such assignment is made subject to this Agreement.

3.       TERM AND TERMINATION

         3.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of 18 months thereafter, unless terminated earlier as provided in Section 3.2 below (the "Term").

         3.2 Termination. Either party may terminate this Agreement upon written notice to the other party if such other party materially breaches a material obligation hereunder and does not cure such breach within 30 days of its receipt of written notice thereof from non-breaching party.



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4.       LIMITATION OF LIABILITY.

EXCEPT FOR A BREACH OF SECTION 2.3, IN NO EVENT WILL ANY PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR DAMAGES FOR LOST PROFITS, LOSS OF GOODWILL OR LOSS OF DATA, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ITS IMPLEMENTATION, WHETHER LIABILITY IS BASED IN CONTRACT, TORT, PRODUCT LIABILITY OR ANY OTHER THEORY OF LIABILITY. THE FOREGOING LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF WHETHER SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.       MISCELLANEOUS

         5.1 Terms of Purchase Agreement. Sections 12.1 through 12.8, and Sections 12.10 through 12.16 of the Purchase Agreement are hereby incorporated by this reference; provided that (i) references to "Agreement," "hereto," "hereunder," and similar references in such sections shall pertain to this Agreement; (ii) the Purchase Agreement shall be considered a Transaction Agreement; (iii) references to "Seller" shall be deemed to be Licensor and (iv) references to "Purchasers" shall be deemed to be Licensee.

         5.2 Assignment. This Agreement and the rights and obligations of each party hereunder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The rights granted under or pursuant to this Agreement by Licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights of "intellectual property" as defined under Section 101 of the Bankruptcy Code. Seller agrees that Licensee and its Affiliates, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code and Licensor hereby agrees to the assumption of this Agreement by Licensee in the event of insolvency proceedings of Licensor.

               [The Rest of This Page Is Intentionally Left Blank]



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IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be executed by their duly authorized representatives as of the Effective Date.

LICENSOR                                LICENSEE

By:                                     By:
   -----------------------                 -----------------------------

Name (Print):                           Name (Print):
             -------------                           -------------------

Title:                                  Title:
      --------------------                    --------------------------


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                                    EXHIBIT A

                               LICENSED TRADEMARKS

                                 (SEE ATTACHED)





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